CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Enterra Energy Trust on Form S-8 of our report dated March 5, 2004 appearing in the Annual Report on Form 20-F of Enterra Energy Trust for the year ended December 31, 2003.

(signed) “Deloitte & Touche LLP”

Calgary, Alberta Canada

December 2, 2004